UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2009

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 12, 2009, a derivative action was filed in the Superior Court of the State of California in the County of San Diego against our directors and certain of our executive officers. The complaint alleges breaches of fiduciary duties by the defendants and other violations of law. In general, the complaint alleges that our directors and certain of our executive officers caused or allowed for the dissemination of materially false and misleading statements regarding our Down syndrome test under development, thereby artificially inflating the price of our common stock. The plaintiffs are seeking unspecified monetary damages and other relief, including reforms and improvements to our corporate governance and internal procedures. We have not yet responded to this lawsuit. The action will be tendered to our insurance carriers. In April 2009, our board of directors formed a special committee of independent directors to investigate the discovery of employee mishandling of research and development test data and results related to our Down syndrome test.

On May 12, 2009, we held our annual meeting of stockholders. Out of 61,104,341 shares of common stock entitled to vote at such annual meeting, 53,748,607 shares were present in person or represented by proxy. At the annual meeting, our stockholders approved the following proposals:

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Proposal 1. The election of Ernst-Günter Afting, Ph.D., M.D., Charles R. Cantor, Ph.D., John A. Fazio, Harry F. Hixson, Jr., Ph.D., Richard A. Lerner, M.D., Ronald M. Lindsay, Ph.D., Harry Stylli, Ph.D. and Kathleen M. Wiltsey as directors to hold office until our annual meeting of stockholders in 2010. The vote for the nominated directors was as follows:

	For	Withheld
Ernst-Günter Afting, Ph.D., M.D.	36,295,457	17,453,150
Charles R. Cantor, Ph.D.	36,301,122	17,447,485
John A. Fazio	36,463,002	17,285,605
Harry F. Hixson, Jr., Ph.D.	36,312,590	17,436,017
Richard A. Lerner, M.D.	35,917,336	17,831,271
Ronald M. Lindsay, Ph.D.	36,301,152	17,447,455
Harry Stylli, Ph.D.	36,250,927	17,497,680
Kathleen M. Wiltsey	36,443,183	17,305,424

In accordance with our existing Non-Employee Director Compensation Policy, Dr. Afting, Mr. Fazio, Dr. Hixson, Dr. Lerner, Dr. Lindsay and Ms. Wiltsey each automatically received a nonqualified stock option to purchase 20,000 shares of our common stock upon their re-election at our annual meeting of stockholders.

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Proposal 3. Our stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. The vote for Proposal 3 was as follows: 53,220,522 votes were cast for approval, 476,982 votes were cast against, 51,103 votes abstained and there were no broker non-votes.

Proposal 2, the proposal to approve an amendment to our 2006 Equity Incentive Plan to increase the number of shares of common stock available for issuance under such plan by 1,500,000 shares, was not approved by the requisite vote of stockholders. The vote for Proposal 2 was as follows: 13,707,962 votes were cast for approval, 29,192,989 votes were cast against, 30,621 votes abstained and there were 10,817,035 broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Clarke W. Neumann

Date: May 14, 2009		Clarke W. Neumann
Vice President and General Counsel

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